RAMBAUD MARTEL SOCIETE D’AVOCATS 31, AVENUE PIERRE 1ER DE SERBIE 75782 PARIS CEDEX 16 FRANCE tél +33 (0) 1 53 53 75 00 fax +33 (0) 1 53 53 75 01 WWW.ORRICK.COM

EXHIBIT 5.1

November 25, 2013

Sequans Communications S.A.

19 Le Parvis

92073 Paris-La Défense, France

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), in connection with the public offering of American Depositary Shares (“ADSs”) representing ordinary shares (the “Shares”) of the Company, as described in the prospectus dated August 21, 2012 (the “Prospectus”) which is part of the Company’s registration statement on Form F-3 (File No. 333-182854) filed by the Company with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) and its Prospectus Supplement dated November 21, 2013 (the “Prospectus Supplement”), under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed and have relied on a certificate of an officer of the Company as to factual statements contained in such instruments, documents and records. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures and (b) the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated, we are of the opinion that (1) the Company is duly incorporated and validly existing as a separate legal entity subject to suit in its own name, in the form of a société anonyme, (2) the Shares are duly authorized, and (3) the Shares represented by ADSs being sold by the Company pursuant to the Registration Statement, when issued upon receipt of the corresponding subscription price to be paid for their subscription, will be validly issued, fully paid up, non-assessable and may be freely traded (librement négociables).

The opinion expressed above is limited to the laws of the French Republic and we do not express any opinion as to the effect of any other laws.

Membre du groupement transnational avec Orrick, Herrington & Sutcliffe, Solicitors of the Supreme Court of England and Wales depuis le 1er janvier 2006. Membre d’une association agréée, le règlement des honoraires par chèque est accepté.

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Sequans Communications S.A.

November 25, 2013

We consent to the filing of this opinion as an exhibit to the Report on Form 6-K and its incorporation by reference into the Registration Statement and to the use of and references to our name under the captions “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ Orrick Rambaud Martel

ORRICK RAMBAUD MARTEL